EXHIBIT 10.1

Fourth Amendment to Loan Documents	[logo of PNC Bank]

THIS FOURTH AMENDMENT TO LOAN DOCUMENTS (this “Amendment”) is made as of September 28, 2007, by and between MEDIA SCIENCES, INC., a New Jersey corporation (the “Borrower”), and PNC BANK, NATIONAL ASSOCIATION (the “Bank”).

BACKGROUND

A.             Borrower has executed and delivered to Bank (or a predecessor which is now known by Bank’s name as set forth above), one or more promissory notes, letter agreements, loan agreements, security agreements, mortgages, pledge agreements, collateral assignments, and other agreements, instruments, certificates and documents, some or all of which are more fully described on attached Exhibit A, which is made a part of this Amendment (collectively as amended from time to time, the “Loan Documents”) which evidence or secure some or all of Borrower’s obligations to Bank for one or more loans or other extensions of credit (the “Obligations”).

B.	Borrower and Bank desire to amend the Loan Documents as provided for in this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and intending to be legally bound hereby, the parties hereto agree as follows:

1.              Certain of the Loan Documents are amended as set forth in Exhibit A. Any and all references to any Loan Document in any other Loan Document shall be deemed to refer to such Loan Document as amended by this Amendment. This Amendment is deemed incorporated into each of the Loan Documents. Any initially capitalized terms used in this Amendment without definition shall have the meanings assigned to those terms in the Loan Documents. To the extent that any term or provision of this Amendment is or may be inconsistent with any term or provision in any Loan Document, the terms and provisions of this Amendment shall control.

2.              Borrower hereby certifies that: (a) all of its representations and warranties in the Loan Documents, as amended by this Amendment, are, except as may otherwise be stated in this Amendment: (i) true and correct as of the date of this Amendment, (ii) ratified and confirmed without condition as if made anew, and (iii) incorporated into this Amendment by reference, (b) no Event of Default or event which, with the passage of time or the giving of notice or both, would constitute an Event of Default, exists under any Loan Document which will not be cured by the execution and effectiveness of this Amendment, (c) no consent, approval, order or authorization of, or registration or filing with, any third party is required in connection with the execution, delivery and carrying out of this Amendment or, if required, has been obtained, and (d) this Amendment has been duly authorized, executed and delivered so that it constitutes the legal, valid and binding obligation of Borrower, enforceable in accordance with its terms. Borrower confirms that the Obligations remain outstanding without defense, set off, counterclaim, discount or charge of any kind as of the date of this Amendment.

3.              Borrower hereby confirms that any collateral for the Obligations, including liens, security interests, mortgages, and pledges granted by Borrower or third parties (if applicable), shall continue unimpaired and in full force and effect, and shall cover and secure all of Borrower’s existing and future Obligations to Bank, as modified by this Amendment.

4.              As a condition precedent to the effectiveness of this Amendment, Borrower shall comply with the terms and conditions (if any) specified in Exhibit A.

5.              To induce Bank to enter into this Amendment, Borrower waives and releases and forever discharges Bank and its officers, directors, attorneys, agents, and employees from any liability, damage, claim, loss or expense of any kind that it may have against Bank or any of them arising out of or relating to the Obligations.

Borrower further agrees to indemnify and hold Bank and its officers, directors, attorneys, agents and employees harmless from any loss, damage, judgment, liability or expense (including attorneys’ fees) suffered by or rendered against Bank or any of them on account of any claims arising out of or relating to the Obligations. Borrower further states that it has carefully read the foregoing release and indemnity, knows the contents thereof and grants the same as its own free act and deed.

6.              This Amendment may be signed in any number of counterpart copies and by the parties to this Amendment on separate counterparts, but all such copies shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart. Any party so executing this Amendment by facsimile transmission shall promptly deliver a manually executed counterpart, provided that any failure to do so shall not affect the validity of the counterpart executed by facsimile transmission.

7.              This Amendment will be binding upon and inure to the benefit of Borrower and Bank and their respective heirs, executors, administrators, successors and assigns.

8.              This Amendment has been delivered to and accepted by Bank and will be deemed to be made in the State where Bank’s office indicated in the Loan Documents is located. This Amendment will be interpreted and the rights and liabilities of the parties hereto determined in accordance with the laws of the State where Bank’s office indicated in the Loan Documents is located, excluding its conflict of laws rules.

9.              Except as amended hereby, the terms and provisions of the Loan Documents remain unchanged, are and shall remain in full force and effect unless and until modified or amended in writing in accordance with their terms, and are hereby ratified and confirmed. Except as expressly provided herein, this Amendment shall not constitute an amendment, waiver, consent or release with respect to any provision of any Loan Document, a waiver of any default or Event of Default under any Loan Document, or a waiver or release of any of Bank’s rights and remedies (all of which are hereby reserved). Borrower expressly ratifies and confirms the confession of judgment (if applicable) and waiver of jury trial provisions contained in the Loan Documents.

WITNESS the due execution of this Amendment as a document under seal as of the date first written above.

WITNESS / ATTEST: /s/ Denise Hawkins Name: Denise Hawkins Title: Secretary	MEDIA SCIENCES, INC., a New Jersey corporation By: /s/ Kevan Bloomgren Name: Kevan Bloomgren Title: Chief Financial Officer

PNC BANK, NATIONAL ASSOCIATION By: /s/ Stephen A. Jarossy Name: Stephen A. Jarossy Title: Vice President

EXHIBIT A TO

AMENDMENT TO LOAN DOCUMENTS

DATED AS OF SEPTEMBER 28, 2007

A.	The “Loan Documents” that are the subject of this Amendment include the following (as any of the foregoing have previously been amended, modified or otherwise supplemented):

1.

That certain Loan and Security Agreement dated December 16, 2004, as amended by that certain Amendment to Loan Documents dated as of March 28, 2005, that certain Second Amendment to Loan Documents dated as of June 28, 2005, and that certain Amendment to Loan Documents dated as of January 23, 2006 (the “Third Amendment”), (such Loan and Security Agreement, together with each such amendment, collectively, the “Loan Agreement”);

2.	Security Agreement by Borrower dated December 16, 2004; and

3.

Committed Line of Credit Note by Borrower and Cadapult Graphic Systems, Inc. (“Cadapult”), dated December 16, 2004 in the amount of Three Million Dollars ($3,000,000.00) (the “Note”), from which Cadapult was released as an obligor pursuant to the Third Amendment.

4.	All other documents, instruments, agreements, and certificates executed and delivered in connection with the Loan Documents listed in this Section A.

B.	The Loan Documents are amended as follows:

1.

The Loan Agreement and the Note are each hereby amended to change the definition of the term “Expiration Date” as set forth in the second paragraph of the preamble of Section 1 of the Loan Agreement and in the preamble of Section 1 of the Note as follows:

The “Expiration Date” means February 29, 2008, or such later date as may be designated by the Bank by written notice to the Borrower.

2.	The definition of the term “EBITDA to Fixed Charge” as set forth in the Third Amendment is hereby amended and restated as follows:

“EBITDA to Fixed Charge” means: (a) for the fiscal quarters ending September 30, 2007, December 31, 2007, and March 31, 2008 (i) EBITDA divided by (ii) cash taxes paid plus Current Maturities plus interest expense; and (b) for the fiscal quarter ending June 30, 2008 and thereafter (i) EBITDA minus Unfunded Capital Expenditures divided by (ii) cash taxes paid plus Current Maturities plus interest expense.

C.	Conditions to Effectiveness of Amendment: Bank’s willingness to agree to the amendments set forth in this Amendment are subject to the prior satisfaction of the following conditions:

1.	Execution by all parties and delivery to Bank of this Amendment, including the attached Consent and Borrower’s resolution to amend.

2.	Reimbursement of the fees and expenses of Bank's outside counsel in connection with this Amendment.

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3.	Receipt by the Bank of an amendment fee in the amount of $3,000.00 which will be due and payable in full upon the execution of this Amendment.

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CONSENT OF GUARANTOR

Each of the undersigned guarantors (jointly and severally if more than one, the “Guarantor”) consents to the provisions of the foregoing Amendment (the “Amendment”) and all prior amendments (if any) and confirms and agrees that: (a) the Guarantor’s obligations under, as to Media Sciences International, Inc., its Guaranty and Suretyship Agreement dated as of December 16, 2004. and as to Cadapult Graphic Systems, Inc., its Guaranty and Suretyship Agreement dated as of January 23, 2006 (collectively if more than one, the “Guaranty”), relating to the Obligations mentioned in the Amendment, shall be unimpaired by the Amendment; (b) the Guarantor has no defenses, set offs, counterclaims, discounts or charges of any kind against Bank, its officers, directors, employees, agents or attorneys with respect to the Guaranty; and (c) all of the terms, conditions and covenants in the Guaranty remain unaltered and in full force and effect and are hereby ratified and confirmed and apply to the Obligations, as modified by the Amendment. The Guarantor certifies that all representations and warranties made in the Guaranty are true and correct.

The Guarantor hereby confirms that any collateral for the Obligations, including liens, security interests, mortgages, and pledges granted by the Guarantor or third parties (if applicable), shall continue unimpaired and in full force and effect, shall cover and secure all of the Guarantor’s existing and future Obligations to Bank, as modified by this Amendment.

By signing below, each Guarantor who is an individual provides written authorization to Bank or its designee (and any assignee or potential assignee hereof) to obtain the guarantor's personal credit profile from one or more national credit bureaus. Such authorization shall extend to obtaining a credit profile for the purposes of update, renewal or extension of such credit or additional credit and for reviewing or collecting the resulting account. A photocopy or facsimile copy of this authorization shall be valid as the original. By signature below, each such Guarantor affirms his/her identity as the respective individual(s) identified in the Guaranty.

The Guarantor ratifies and confirms the indemnification, confession of judgment (if applicable) and waiver of jury trial provisions contained in the Guaranty.

WITNESS the due execution of this Consent as a document under seal as of the date of this Amendment, intending to be legally bound hereby.

WITNESS / ATTEST: /s/ Denise Hawkins Name: Denise Hawkins Title: Secretary	MEDIA SCIENCES INTERNATIONAL, INC., a Delaware corporation By: /s/ Kevan Bloomgren Name: Kevan Bloomgren Title: Chief Financial Officer

WITNESS / ATTEST: /s/ Denise Hawkins Name: Denise Hawkins Title: Secretary	CADAPULT GRAPHIC SYSTEMS, INC., a New Jersey corporation By: /s/ Kevan Bloomgren Name: Kevan Bloomgren Title: Chief Financial Officer